Exhibit 10.1

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is made as of June 18, 2019, by and among Ultragenyx Pharmaceutical Inc., a Delaware corporation (the “Investor”), Arcturus Therapeutics Ltd., an Israeli incorporated company (“Arcturus-Israel”), and Arcturus Therapeutics Holdings Inc., a newly incorporated Delaware corporation (“Arcturus-Delaware”).

WHEREAS, on June 18, 2019 (the “Effective Date”), the Company’s wholly-owned subsidiary, Arcturus Therapeutics, Inc., a Delaware corporation (“Arcturus”), and the Investor entered into Amendment No. 3 (the “Amendment”) to the Research Collaboration and License Agreement, dated as of October 26, 2015 (the “Collaboration Agreement”), by and between Arcturus and the Investor;

WHEREAS, on June 12, 2019, Arcturus-Israel exchanged all its outstanding ordinary shares, par value NIS 0.07 per share, of Arcturus-Israel, for shares of common stock, par value $0.001 per share (“Common Stock”), of Arcturus-Delaware in connection with the redomicile of Arcturus-Israel from Israel to the State of Delaware pursuant to the terms of an Exchange Agreement entered into by Arcturus-Delaware and Arcturus-Israel on February 8, 2019, (the “Redomiciliation”);

WHEREAS, as contemplated by the Amendment and pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, at the Closing, 2,400,000 shares of Common Stock (the “Shares”), for a purchase price of $10.00 per share;

WHEREAS, as contemplated by the Amendment and pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to grant to the Investor the right, but not the obligation, to purchase from the Company, at a subsequent closing on or before the second anniversary of the Effective Date (such date, as it may be extended pursuant to Section 3.1(b), the “Expiration Date”), up to 600,000 additional shares of Common Stock (the “Additional Shares”) for a purchase price per Additional Share equal to the Additional Share Price; and

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor, Arcturus-Israel and Arcturus-Delaware agree as follows:

1.	Definitions.

1.1.Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

NYDOCS02/1188207.8B

“13D Group” has the meaning set forth in Section 6.1(c).

“Action” means any civil, criminal or administrative litigation, claim, action, suit, arbitration, hearing, inquiry, investigation or other similar proceeding by or before any Governmental Authority.

“Additional Closing” has the meaning set forth in Section 3.2.

“Additional Closing Date” has the meaning set forth in Section 3.2.

“Additional Closing Representations” means the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.4.

“Additional Share Price” means $16.00, subject to adjustment as set forth in Section 9.1.

“Additional Shares” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to a specified Person, any other Person which controls, is controlled by or is under common control with the applicable Person.  As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting interests of such Person, through contract or otherwise; provided that the Company and its subsidiaries shall not be deemed Affiliates of the Investor or its subsidiaries.

“Affiliated Persons” has the meaning set forth in Section 6.7(f).

“Aggregate Purchase Price” has the meaning set forth in Section 2.1.

“Agreement” has the meaning set forth in the Preamble.

“Amendment” has the meaning set forth in the Recitals.

“Applicable SEC Documents” has the meaning set forth in Section 4.7(a).

“Arcturus” has the meaning set forth in the Recitals.

“Arcturus-Delaware” has the meaning set forth in the Preamble.

“Arcturus-Israel” has the meaning set forth in the Preamble.

“Business Day” means a day on which commercial banking institutions in San Diego, California and New York, New York are open for business.

“Change of Control” has the meaning set forth in Section 6.3(a)(i).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Collaboration Agreement” has the meaning set forth in the Recitals.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” means, prior to the Redomiciliation, Arcturus-Israel, and, after the Redomiciliation, Arcturus-Delaware.

“Company Equity Plans” means (i) the Company’s 2018 Omnibus Equity Incentive Plan, (ii) the Company’s 2013 Equity Incentive Plan, (iii) the Company’s 2010 Incentive Option Plan and (iv) the Company’s 2019 Omnibus Equity Incentive Plan.

“Company Fundamental Representations” has the meaning set forth in Section 7.1(a).

“Company Securities” has the meaning set forth in Section 4.5(a).

“Company Studies and Trials” has the meaning set forth in Section 4.24(b).

“Continuing Directors” means the directors of the Company on the date hereof, and each other director, if, in each case, such other director’s nomination for election to the Company’s board of directors was recommended by, or whose appointment to the Company’s board of directors was approved by, at least a majority of the other Continuing Directors.

“Controlling Stake” has the meaning set forth in Section 6.3(c).

“Covered Person” has the meaning set forth in Section 4.15.

“Effective Date” has the meaning set forth in the Recitals.

“Environmental Laws” means any Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

“Equitable Exceptions” has the meaning set forth in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Notice” has the meaning set forth in Section 3.2.

“Expiration Date” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4.7(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission, regulatory or administrative authority or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof, (c) any supranational body or

(d) any self-regulatory organization.

“Initial Designee” has the meaning set forth in Section 6.7(a).

“Intellectual Property Assets” has the meaning set forth in Section 4.24(a).

“Intellectual Property Rights” has the meaning set forth in Section 4.24(a).

“Investor” has the meaning set forth in the Preamble.

“Investor Designee” has the meaning set forth in Section 6.7(a).

“Investor Fundamental Representations” has the meaning set forth in Section 7.2(a).

“Investor Observer” has the meaning set forth in Section 6.7(a).

“Investor Party” has the meaning set forth in Section 6.5(a).

“Law” or “Laws” means any federal, national, supranational, state, provincial, local or similar laws, statutes, rules, codes, regulations, writs, orders, judgments, decrees, injunctions, awards, executive orders, rulings and/or ordinances of any Governmental Authority, including any common law.

“Liens” means all pledges, liens (including environmental and tax liens), restrictions on transfer, preemptive rights, charges, mortgages, encumbrances, security interests, conditional and installment sale agreements or other claims of third parties or restrictions of any kind whatsoever, including any easement, reversion interest, right of way or other encumbrance to title, limitations on voting rights, or any option, right of first refusal or right of first offer.

“Material Adverse Effect” means any event, change, fact, development, occurrence or effect (each, an “Effect”) that, individually or collectively with one or more other Effects, (a) has had a material adverse effect on the business, assets, liabilities, financial condition, prospects or results of operations of the Company and its Subsidiaries, taken as a whole or (b) prevents or materially delays the ability of the Company to perform its obligations under, or consummate, the transactions contemplated by, this Agreement; provided that, solely for purposes of clause (a) of this definition, none of the following matters, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major armed hostilities or any act of terrorism, (ii) changes in applicable laws, rules, regulations or GAAP after the date of this Agreement, (iii) changes that generally affect the industry in which the Company operates, (iv) changes in financial markets, general economic conditions or political conditions, (v) changes in the trading price or trading volume of the Common Stock, and (vi) failure by the Company to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics, except, in the case of clauses (i) through (iv), to the extent those Effects have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated companies operating in the industry in which the Company and its Subsidiaries operate, and with respect to clauses (v) and (vi), it being understood that the facts and circumstances underlying any such change or failure that are not otherwise expressly excluded in clauses (i) through (vi) herein from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Material Adverse Effect.

“Material Contract” has the meaning set forth in Section 4.12.

“Money Laundering Laws” has the meaning set forth in Section 4.19.

“Nasdaq” has the meaning set forth in Section 4.2(b).

“Offered Securities” has the meaning set forth in Section 6.4.

“Organizational Documents” means (i) with respect to Arcturus Therapeutics Ltd., the Articles of Association of Arcturus Therapeutics Ltd., filed on November 30, 2017, and all bylaws of Arcturus Therapeutics Ltd., and (ii) with respect to Arcturus-Delaware, the Certificate of Incorporation of Arcturus-Delaware and the Bylaws of Arcturus-Delaware, in the forms attached as Exhibit B and Exhibit C, respectively, to the Company’s Registration Statement on Form S-4, filed on April 11, 2019.

“Permits” has the meaning set forth in Section 4.26(c).

“Permitted Issuance” has the meaning set forth in Section 3.5(a).

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Preferred Stock” has the meaning set forth in Section 4.5(a).

“Redomiciliation” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in Section 2.3.

“Replacement Designee” has the meaning set forth in Section 6.7(a).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 506” has the meaning set forth in Section 4.21.

“Sanctions” has the meaning set forth in Section 4.18.

“SEC Reports” has the meaning set forth in Section 4.

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Significant Event” has the meaning set forth in Section 6.3(c).

“Special Committee” has the meaning set forth in Section 6.7(c).

“Stock Event” has the meaning set forth in Section 9.1.

“Subsidiary” of any Person means any corporation, limited liability company, partnership, limited partnership, association, trust, unincorporated organization or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b 2 promulgated under the Exchange Act.

“Termination Date” has the meaning set forth in Section 8.1(b).

“Third Party” means any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Threshold” has the meaning set forth in Section 3.1(b).

“Total Voting Power” has the meaning set forth in Section 6.3(a)(i).

“Transaction” means the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

“Transfer” has the meaning set forth in Section 6.2.

“Transfer Agent” has the meaning set forth in Section 2.3.

2.	Purchase and Sale of Shares.

2.1.Shares.  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company, the Shares at a cash purchase price of $10.00 per share for an aggregate purchase price of $24,000,000 (the “Aggregate Purchase Price”).

2.2.Closing Date.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall occur remotely via the exchange of documents and signatures on the third Business Day after all conditions for Closing set forth in Section 7 have been satisfied or, to the extent permitted, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or, to the extent permitted, waiver at the Closing), or at such other time, date and location as the Company and the Investor may mutually agree in writing.  The date the Closing occurs is hereinafter referred to as the “Closing Date”.

2.3.Deliveries.  At the Closing, the Company shall deliver, or cause to be delivered, to the Investor the Shares in book-entry form, and the Company shall instruct its transfer agent for the shares of Common Stock (the “Transfer Agent”) to register such issuance at the time of such issuance.  At the Closing, the Investor shall deliver to the Company an amount in cash equal to the Aggregate Purchase Price, by wire transfer of immediately available funds to a bank account designated in writing by the Company not less than two (2) Business Days before the Closing Date.  At or prior to the Closing, the Company and the Investor shall execute and deliver the Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), and any related agreements or other documents required to be executed hereunder or reasonably requested by the other party hereto.

3.	Purchase and Sale of Additional Shares.

3.1.Additional Shares.

(a)During the period beginning on the Closing Date and ending on the Expiration Date, the Investor shall have the right, but not the obligation, to purchase, and to direct the Company to issue and sell to the Investor, by its delivery to the Company of an Exercise Notice, the Additional Shares.  Upon delivery to the Company of an Exercise Notice, the Investor shall have the obligation to purchase, and the Company shall have the obligation to sell to the Investor, the Additional Shares, subject to the terms and conditions set forth in this Agreement, including Section 3.1(b).

(b)Notwithstanding the foregoing provisions of Section 3.1(a), in the event purchasing all of the Additional Shares would result in Investor and its Affiliates owning in excess of 19.99% of the then-issued and outstanding shares of Common Stock immediately after giving effect to such purchase (the “Threshold”), Investor shall only be entitled to purchase that number of Additional Shares that would result in Investor and its Affiliates owning a number of shares of Common Stock equal to the Threshold.  In the event that the Investor is not permitted to purchase all of the Additional Shares due to the foregoing sentence, (A) the Expiration Date shall be extended until the earlier of (x) such time as the Investor may purchase any remaining portion of the Additional Shares and (y) the fourth anniversary of the Effective Date and (B) the Investor shall be permitted to submit one or more additional Exercise Notices to effect the purchase of the Additional Shares not purchased as a result of the first sentence of this Section 3.1(b).  Any Additional Shares not purchased by the Investor are referred to herein as the “Additional Unpurchased Shares.”

(c)Within two (2) Business Days (i) after the end of each month prior to the earlier of (A) the Expiration Date and (B) the date on which all Additional Shares have been purchased by the Investor, and (ii) after a request by the Investor for such information, the Company shall deliver to the Investor a written statement indicating (x) the number of shares of Common Stock issued and outstanding on such date and (y) the number of Additional Unpurchased Shares that the Investor would be permitted to purchase without exceeding the Threshold.

(d)Notwithstanding the Threshold, in the event there are Additional Unpurchased Shares as of immediately prior to the closing of a Change of Control, then, immediately prior to the Closing of a Change of Control in circumstances where the fair market value of the consideration to be received in respect of a share of Common Stock in such Change of Control as reasonably determined in good faith by the Company’s board of directors (the “Fair Market Value”) is in excess of the Additional Share Price, the Company shall issue to the Investor (i) a number of whole shares of Common Stock equal to (x) the number of Additional Unpurchased

Shares as of immediately prior to the closing of a Change of Control, reduced by (y) that number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of (1) the Additional Share Price multiplied by (2) the Additional Unpurchased Shares as of immediately prior to the closing of a Change of Control by (B) the Fair Market Value, and (ii) cash in lieu of any fractional shares (based on the Fair Market Value).

3.2.Exercise Notice.  The term “Exercise Notice” shall mean an irrevocable written notice specifying a closing date for the purchase of Additional Shares pursuant to Section 3.1 (an “Additional Closing”), which notice shall be delivered at least five (5) Business Days prior to the date of the applicable Additional Closing.  The date on which an Additional Closing occurs is hereinafter referred to as an “Additional Closing Date”.

3.3.Additional Closing.  At an Additional Closing (or one or more Additional Closings if permitted by Section 3.1(b)), which shall take place on the date specified in the applicable Exercise Notice, (a) the Company shall (i) deliver the Investor a certificate (an “Additional Closing Certificate”), dated as of the Additional Closing Date, executed by a duly authorized officer of the Company, certifying that the Additional Closing Representations are true and correct on the Additional Closing Date, (ii) deliver, or cause to be delivered, to the Investor the Additional Shares to be purchased at such Additional Closing in book-entry form, and (iii) instruct the Transfer Agent to register such issuance at the time of such issuance, and (b) the Investor shall deliver to the Company an amount in cash equal to the product of (i) the number of Additional Shares to be purchased pursuant to such Exercise Notice (subject to Section 3.1(b)) and (ii) the Additional Share Price, by wire transfer of immediately available funds to a bank account designated in writing by the Company not less than two (2) Business Days before such Additional Closing Date.  At or prior to an Additional Closing, the Company and the Investor shall execute any related agreements or other documents required to be executed hereunder or reasonably requested by the other party hereto.

3.4.Beneficial Ownership Limitation.  Notwithstanding anything herein to the contrary, if at any time the shares of Common Stock beneficially owned by Investor and its Affiliates constitute in excess of the Threshold because the number of issued and outstanding shares of Common Stock or other Company Securities is reduced by any action taken by or on behalf of the Company, including as a result of a Stock Event, the Investor and its Affiliates shall not be required to dispose of any of their holdings of Company Securities.

3.5.Subsequent Equity Sales.

(a)Except as required pursuant to this Agreement, from the date hereof until ninety (90) days after the Closing Date, without the consent of the Investor, the Company shall not issue any Company Securities.  Notwithstanding the foregoing sentence, the provisions of this Section 3.5(a) shall not apply to (i) the issuance of the Shares or Additional Shares hereunder, (ii) the issuance of shares of Common Stock upon the conversion or exercise of any Company Securities outstanding on the date hereof or outstanding pursuant to clause (iii) or (iv) of this paragraph, (iii) the issuance of any Company Securities pursuant to the Company Equity Plans, or (iv) the filing of a registration statement under the Securities Act to register the offer and sale of securities on a newly adopted stock-based compensation plan or (v) the issuance of up to 2,000,000 shares of Common Stock for a price per share that is equal to or greater than $10.00 per share (or otherwise consented to by the Investor) to one or more institutional investors in a private placement or public offering (each of clauses (i), (ii) (iii), (iv) and (v), a “Permitted Issuance”).

(b)The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares or Additional Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or Additional Shares to the Investor, or that will be integrated with the offer or sale of the Shares or Additional Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the Closing or an Additional Closing, as applicable, unless stockholder approval is obtained before the closing of such subsequent transaction.

4.Representations and Warranties of the Company.  Except as disclosed in the Applicable SEC Documents that are publicly available at least one (1) Business Day prior to the date of this Agreement or, solely for purposes of any Additional Closing Certificate, that are publicly available at least one (1) Business Day prior to the date of the applicable Exercise Notice (collectively, the “SEC Reports”) (excluding any disclosures in the SEC Reports under the headings “Risk Factors” and “Forward-Looking Statements” and any other disclosures of risks explicitly included in any “forward-looking statements” disclaimer and any other disclosures included therein to the extent they are predictive and forward-looking in nature, in each case other than specific factual information contained therein), it being understood that any matter disclosed in the SEC Reports shall not be deemed disclosed for purposes of Sections 4.1, 4.2, 4.3, 4.4 and 4.5, the Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Investor as follows:

4.1.Organization and Standing.  Arcturus-Israel is an Israeli incorporated company, duly organized, validly existing and in good standing under the Laws of Israel, and Arcturus-Delaware is a Delaware corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.  The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and intended to be conducted, as set forth in the SEC Reports, and is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business transacted by it makes qualification or licensing necessary, except where the failure to be so qualified or licensed has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.2.Corporate Power; Authorization; No Conflict.

(a)

The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder.  Each of this Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable remedies, including any specific performance (the “Equitable Exceptions”).
(b)

The execution and delivery of this Agreement and the Registration Rights Agreement does not, and the performance of this Agreement and the Registration Rights Agreement, the compliance with the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in a breach, loss of right under or violation of the terms, conditions or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien pursuant to, (i) the Organizational Documents of the Company or any of its Subsidiaries, (ii) any Law (including the rules and regulations of The Nasdaq Global Market (“Nasdaq”), including Rule 5635) or Permit applicable to the Company or any of its Subsidiaries or by which any properties of the Company or its Subsidiaries is bound or affected, or (iii) the terms of any indenture, deed of trust, note, mortgage, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound or to which any of their respective properties is subject.  No approval of the shareholders of the Company or other corporate proceeding or Third Party approval or consent is required to authorize this Agreement or the Registration Rights Agreement, or for the Company to consummate the transactions contemplated hereby, including to issue and deliver to the Investor the Shares, or thereby.

4.3.Organizational Documents.  The Organizational Documents that are on file with the Commission are current, complete and correct copies thereof as in effect on the date hereof.  The Organizational Documents are in full force and effect.  The Company is not in violation of any provisions of its Organizational Documents.

4.4.Issuance and Delivery of the Shares.  The Shares and Additional Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any and all Liens.  The issuance and delivery of the Shares and the Additional Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company.

4.5.Capitalization.

(a)

The authorized share capital of the Company consists of 30,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).  As of the date hereof, (i) 10,718,844 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of Common Stock are owned by the Company or its Subsidiaries, (iii) 1,436,933 shares of Common Stock are issuable upon the exercise of outstanding stock options or upon the settlement of outstanding equity awards issued pursuant to the Company Equity Plans, (iv) 1,163,067 shares of Common Stock are reserved for future issuance in connection with the Company Equity Plans and (v) no shares of Preferred Stock are outstanding.  Except as set forth in this Section 4.5 and except for the Shares and Additional Shares to be issued pursuant to this Agreement, there are no (x) shares or other equity interests of the Company or securities of the Company convertible into or exchangeable for shares or other equity interests of the Company, (y) options, warrants, calls, preemptive (or similar) rights, subscriptions, conversion rights, stock appreciation rights, performance units, phantom stock rights, profit participation rights or (z) other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of share capital, or other equity interests in, the Company or any securities convertible into or exchangeable for such shares or other equity interests of the Company, including any rights, agreements, arrangements or commitments related to any “at the market offering,” as defined in the Securities Act, (the items described in clauses (x), (y) and (z), collectively, “Company Securities”), and there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or prepare and file with the Commission any registration statement to register under the Securities Act with respect to, any such shares of share capital or other equity interests, or to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, return capital to, or make any payment to, any Person.  There exist no preemptive (contractual, statutory or otherwise), or other similar rights to purchase securities of the Company.

(b)

There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters related to the Company or any of its Subsidiaries, or on which equityholders of the Company or any of its Subsidiaries may vote, issued or outstanding.  None of the Company or any of its Subsidiaries is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any of its Subsidiaries or any other contract relating to disposition, voting or dividends with respect to any Company Securities or any securities of any Subsidiaries of the Company.

(c)	All issued and outstanding shares of Common Stock are entitled to one (1) vote per share on each matter properly submitted to the stockholders of the Company for their vote.

4.6.Subsidiaries.  The Company does not own or control, directly or indirectly, any Person other than the Subsidiaries listed in the SEC Reports.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary listed in the SEC Reports free and clear of any and all Liens, and all the issued and outstanding shares or other equity interest of each such Subsidiary are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive (or similar) rights.  Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any other Person.

4.7.SEC Documents; Financial Statements.

(a)

Each of Arcturus-Israel and Arcturus-Delaware has filed in a timely manner all reports, schedules, forms, exhibits, statements and other documents that such entity was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act or otherwise under the Securities Act or the Exchange Act, since January 1, 2016 (such documents, the “Applicable SEC Documents”).  As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), the Applicable SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the Applicable SEC Documents as of their respective dates (and as of the dates filed, mailed or declared effective) contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Applicable SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto.  The Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, none of which are expected to be material to the Company and its Subsidiaries, taken as a whole).  As of the date of this Agreement, there are no unresolved comments in comment letters received from the Commission or its staff.  None of the Company’s Subsidiaries is subject to the reporting requirements of the Exchange Act.

(b)

The Company and its Subsidiaries maintain a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (x) any “significant deficiency” or “material weakness” (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (y) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries, and the Company’s principal executive officer and its principal financial officer have disclosed, based on their evaluation of internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)), to the Company’s auditors and the audit committee of the Company’s board of directors any instances of “significant deficiencies,” “material weaknesses” or fraud referred to in clauses (x) and (y).  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(c)

There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 related to certifications.

4.8.Material Changes; Undisclosed Events, Liabilities or Developments.  Since December 31, 2018, except as specifically set forth in a subsequent publicly available SEC Report: (a) there has been no Effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) the Company has not incurred any liabilities or obligations (contingent or otherwise) other than liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports or liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet of the Company and its Subsidiaries included in the SEC Reports publicly available prior to the date hereof, (c) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, (d) the Company has not declared or made any dividend or distribution of cash or other property or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) the Company has not sold, exchanged or otherwise disposed of any material assets or rights.  The Company does not have pending before the SEC any request for confidential treatment of information.  The Company and its Subsidiaries, individually and on a consolidated basis, are not, as of the date of this Agreement and after giving effect to the transactions contemplated hereby, insolvent.

4.9.Nasdaq Compliance.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of terminating, the registration of its Common Stock under the Exchange Act or delisting its Common Stock from Nasdaq.  The Company is in compliance with applicable Nasdaq continued listing requirements.  There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq, and the Company has not received any notice of, nor, to the Company’s knowledge, is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.10.Governmental Consents.  No consent, approval, qualification, order, permit or authorization of, or filing with or notification to, any Governmental Authority is required on the part of the Company or, in the case of the Amendment, Arcturus in connection with the Company’s or, in the case of the Amendment, Arcturus’s valid execution, delivery, or performance of this Agreement, the Registration Rights Agreement or the Amendment, or the consummation of the transaction contemplated hereby, including the offer, sale or issuance of the Shares and the Additional Shares by the Company, or thereby, other applicable filings with Nasdaq, under the Securities Act or the Exchange Act, in each case, which will be timely filed within the applicable periods therefor.

4.11.Employees and Employee Matters.  The Company has complied in all material respects with all federal, state and local laws relating to the hiring of employees, consultants and advisors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, discrimination, sexual harassment, disability rights or benefits, collective dismissals, plant closures, affirmative action, workers’ compensation, severance or other termination-related payments, worker classification, labor relations, occupational safety and health requirements, unemployment insurance, collective bargaining and the payment of social security and other taxes.  The Company is not delinquent in material payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees.

4.12.Material Contracts.  Except as disclosed in the SEC Reports, neither the Company nor any of its assets, properties, businesses or operations is a party to, bound or affected by, or receives benefits under any contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Material Contract”).  Except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each Material Contract is valid and binding on the Company and, to the Company’s knowledge, each other party thereto, and in full force and effect, (b) each Material Contract is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with the terms thereof, except as such enforceability may be limited by the Equitable Exceptions, (c) none of the Company, any of its Subsidiaries or, to the Company’s knowledge, any other party is in material breach or material violation of, or material default under, any Material Contract and no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach, material violation or material default and (d) neither the Company nor any of its Subsidiaries has received written notice of a claim that it is in material breach or material violation of, or material default under, any Material Contract (whether or not such material default or material violation has been waived).  No party to any Material Contract (a) has cancelled or otherwise terminated such Material Contract prior to the expiration of the contract term or (b) to the knowledge of the Company, has threatened to terminate the applicable Material Contract.

4.13.Litigation.  There is no material Action pending or, to the Company’s knowledge, currently threatened against the Company, any of its Subsidiaries, any of their respective directors, officers or employees or any property, right or asset of the Company or any of its Subsidiaries.  None of the Company, any of its Subsidiaries, or any property, right or asset of the Company or any of its Subsidiaries is a party to, or subject to the provisions of, any order writ, injunction, judgment, award, ruling or decree of, or settlement agreement with, any Governmental Authority.  Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of their respective directors or officers, is or has been the subject of any Action involving a claim of violation of or liability under securities Laws or a claim of breach of fiduciary duty.  There has not been, and, to the Company’s knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries or, to the Company’s

knowledge, any of their respective current or former directors or officers.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

4.14.Taxes.

(a)

Except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all U.S. federal, state and local and Israeli and other non-U.S. tax returns, reports and declarations of the Company and any Subsidiary required by Law to be filed have been duly filed and (ii) all taxes and other fees due and owing as required by Law have been paid.  There is no tax Lien, whether imposed by any federal, state, county or local or Israeli or other non-U.S. taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries.

(b)

No U.S. federal, state, local or Israeli or other non-U.S. tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has received from any U.S. federal state, local or Israeli or other non-U.S. taxing authorities any (i) notice indicating an intent to open and audit or other review, (ii) request for information related to tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries.

(c)

No claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

(d)	Neither the Company nor any of its Subsidiaries has waived any stature of limitation in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.
(e)

The Company and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(f)Neither the Company nor any of its Subsidiaries will be required to include any items of income in, or exclude any items of deduction from, taxable income for any tax period after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income tax Law) executed prior to the Closing, (iii) intercompany transaction described in the Treasury Regulations promulgated under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. Law) occurring prior to the Closing Date, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount received prior to the Closing or (vi) election under Code Section 108(i).

(g)At all times since November 15, 2017, the Company has been treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Code Section 7874.

(h)	Neither the Company nor any of its Subsidiaries has been a party to any “reportable transaction” as defined in Code Section 6707A(c)(1).

4.15.Affiliate Transactions.  No employee, officer, director or 5% or greater shareholder of the Company or member of his or her immediate family (each a “Covered Person”) is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Covered Person.  Except as disclosed in the SEC Reports, no Covered Person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company (except for ownership of stock not to exceed 1% of the outstanding capital stock of any publicly traded company that may compete with the Company).

4.16.Title to Assets.  Except as set forth in the SEC Reports, the Company and its Subsidiaries have good and marketable title to all real property and personal property owned by the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance.

4.17.Foreign Corrupt Practices.  None of the Company, its Subsidiaries or any director, officer, employee or agent of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law or (d) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-bribery Law.

4.18.Office of Foreign Assets Control.  None of the Company, its Subsidiaries or any director, officer, employee or agent of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, (a) is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“Sanctions”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any Person, or (b) is a Person that is, or is 50% or more owned or otherwise controlled by a Person that is: (i) the subject of any Sanctions;

or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

4.19.Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.20.Offering Exemption.  Assuming the accuracy of the representations made by the Investor in Section 5.2, the offer and issuance by the Company of the Shares and the Additional Shares is exempt from registration under the Securities Act and all applicable state and foreign registration or qualification requirements.

4.21.Compliance with Rule 506.  None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale nor any other Person specified in Rule 506(d)(1) under the Securities Act is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Shares and the Additional Shares to the Investor pursuant to this Agreement.  The Company has exercised reasonable care, including conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists, but has assumed the accuracy of the Investor’s representations and warranties.

4.22.No General Solicitation.  None of the Company, any of its Affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares or Additional Shares.

4.23.No Integrated Offering.  None of the Company, any of its Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy, or otherwise negotiated in respect of, any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares or Additional Shares under the Securities Act or cause this offering of the Shares or Additional Shares to be integrated with other offerings by the Company (including those contemplated by Section 3.5) for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of Nasdaq.

4.24.Intellectual Property; Trials.

(a)

The Company owns or possesses all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the Applicable SEC Documents.  The Company has not received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable Intellectual Property Rights of any other person, and has not received written notice of any challenge, which is, to its knowledge, still pending, by any other Person to the rights of the Company or its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company and its Subsidiaries.  The Company and its Subsidiaries have complied in all material respects with, and are not in breach of, nor have they received any asserted or threatened written claim of breach of any intellectual property licenses for the use of the Intellectual Property Rights, and the Company has no knowledge of any breach or intended breach by any Person of any such intellectual property licenses.  No claim has been made in writing or is pending against the Company or any of its Subsidiaries alleging the infringement by the Company or any of its Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any Person.

(b)

The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company or any of its Subsidiaries (the “Company Studies and Trials”) were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the Applicable SEC Documents are accurate in all material respects.  The Company has not received any notices or correspondence from the United States Food and Drug Administration or any Governmental Authority exercising comparable authority requiring the termination, suspension or material modification of any Company Studies and Trials, except for any such termination, suspension or material modification that has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same.

4.25.Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged.  All policies of insurance and fidelity or surety bonds insuring the Company and each of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company has no reason to believe that it and each of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be significant.

4.26.Compliance with Laws; Permits.  (a) Except as has not had and could not reasonably be excepted to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries, since January 1, 2017, have conducted and are conducting their businesses in compliance with all Laws (including all Environmental Laws) applicable to the Company, any of its Subsidiaries or any of their assets, (ii) neither the Company nor any of its Subsidiaries has received any notification or communication from any Governmental Authority of any alleged, potential or actual violation by the Company or any of its Subsidiaries of any Law and (iii) the Redomiciliation complied with all applicable Laws.  The Company is not a “potentially responsible party” under any Environmental Laws.

(b)The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents or the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company performing their obligations or exercising their rights under this Agreement.

(c)The Company and each of its Subsidiaries possess all licenses, certificates, consents, approvals, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (collectively, “Permits”), and neither the Company nor any of its Subsidiaries is or has been in conflict with, or in default, breach or violation of, any Permit or has received any notice of proceedings relating to the revocation or modification of any such Permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.27.Approval of Transaction.  The Company’s board of directors has approved the transactions contemplated by this Agreement, including the issuance of the Shares and the Additional Shares to the Investor (including for purposes of Section 203 of the Delaware General Corporation Law and Rule 16(b)(3) of the Exchange Act).

4.28.Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and Additional Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.29.Disclosure.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company to the Investor upon its request are, when taken together with the SEC Reports, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.30.Brokers or Finders.  The Company has not retained any brokers, consultants, finders, investment bankers or advisors in connection with this Agreement or the transactions contemplated hereby, and has no agreements to pay any commission or compensation in the nature of a finder’s, broker’s or other fee arising out of this Agreement or the transactions contemplated hereby.

5.Representations and Warranties of the Investor.  The Investor hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows:

5.1.Authorization; Enforceability.  The Investor has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, the Registration Rights Agreement and the Amendment, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder.  Upon the execution and delivery of this Agreement and the Registration Rights Agreement by the Investor, each of this Agreement and the Registration Rights Agreement shall constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by the Equitable Exceptions.

5.2.Investment Representations.

(a)

The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company and has the ability to bear the economic risks of the investment contemplated hereby.

(b)

Investor is acquiring the Shares and the Additional Shares for investment for the Investor’s own account and not with the present view to, or for present resale in connection with, any distribution thereof in violation of the Securities Act (without prejudice, however, to the Investor’s rights to sell or otherwise distribute the Shares and Additional Shares in compliance with this Agreement).  The Investor understands that the Shares and the Additional Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act.  The Investor further represents that it does not, as of the date of this Agreement, have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the Shares or the Additional Shares.

(c)

The Investor acknowledges that the Shares and the Additional Shares may only be sold if subsequently registered under the Securities Act or an exemption from such registration is available.  The Investor is aware of the provisions of Rule 144 that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d)

The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.  The Investor has had an opportunity to ask questions of and receive answers from the Company, or any

Person or Persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares and the Additional Shares.
(e)	The Investor acknowledges that it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act.
(f)

The Investor was not induced to participate in the offer and sale of the Shares and the Additional Shares by the filing of any registration statement in connection with any public offering of the Company’s securities (other than pursuant to the Registration Rights Agreement).

5.3.Brokers.  There are no brokers, finders or financial advisory fees or commissions that will be payable by the Investor in respect of the transactions contemplated by this Agreement.

5.4.Legends.  The Investor understands that, until such time as the Shares or the Additional Shares have been sold pursuant to the Registration Statement (as such term is defined in the Registration Rights Agreement) or the Shares or the Additional Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Shares and the Additional Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (1) AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, (2) UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR (3) UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR OTHER EXEMPTION FROM REGISTRATION.”

6.	Covenants.

6.1.Standstill.  Subject to Section 6.3, the Investor hereby agrees that, without the prior approval of the Company, the Investor shall not, and shall not permit any controlled Affiliate to, (except as contemplated by this Agreement or as approved or invited by the Company):

(a)

acting alone or with others, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase, merger, business combination or in any other manner, any voting equity securities of the Company if, after such acquisition, the Investor, together with its controlled Affiliates, would own more than the Threshold; provided that any investment by the Investor or an Affiliate of the Investor, or any of their respective pension or employee benefit plans, in third-party mutual funds or other similar passive investment vehicles that hold interests in securities of the Company or any of its Affiliates shall not be taken into account for the purpose of this subparagraph (a) or otherwise prohibited by this Section 6.1 (provided that, neither the Investor nor any of its controlled Affiliates shall request or direct that the trustee or other administrator of any such plans, funds or other similar passive investment vehicles acquire equity securities of the Company);
(b)

engage in any “solicitation” of “proxies” (as such terms are used in the rules promulgated by the Commission) to vote any voting equity securities of the Company, or seek to advise or influence any Person with respect to the voting of any voting equity securities of the Company (other than in connection with the election of the Investor Designee);

(c)

form, join or in any way participate in a “group” as defined in Section 13(d)(3) (a “13D Group”) of the Exchange Act, in connection with any of the foregoing clauses (a) and (b) (other than a 13D Group that includes only the Investor and its Affiliates or that relates to the Investor Designee);

(d)	publicly disclose any intention, plan or arrangement inconsistent with the foregoing clauses (a) through (c); or
(e)	enter into any agreement or any arrangement with any other Person in connection with intentionally facilitating any transaction that is restricted by clauses (a) through (c);

provided that, notwithstanding anything in this Agreement to the contrary, (x) the Investor and its Affiliates shall not be prohibited or restricted from making (i) any confidential offers or proposals to the Company’s board of directors or engaging in negotiation or discussions with the Company with respect thereto or (ii) any confidential request for the Company or its board of directors to waive, amend or provide a release of any provision of this Section 6.1 (whether or not in connection with such offer or proposal), (y) the Investor and its Affiliates may vote their shares of Common Stock in any manner they wish and (z) the provisions of this Section 6.1 shall not, and are not intended to, (i) restrict the manner in which any Investor Designee may (A) vote on any matter submitted to the Company’s board of directors, (B) participate in deliberations or discussions of the Company’s board of directors (including making suggestions or raising issues to the Company’s board of directors) in his or her capacity as a member of the Company’s board of directors, or (C) take actions required by his or her exercise of legal duties and obligations as a member of the Company’s board of directors or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Company’s board of directors, (ii) prohibit or restrict the Investor or its Affiliates from responding to any inquiries from any stockholders of the Company as to such Person’s intention with respect to the voting or the tendering of its Common Stock, (iii) restrict the Investor or its Affiliates from taking any action they deem necessary to cause the Investor Designee to be elected to the Company’s board of directors or any committee thereof or causing or effecting the issuance and acquisition of the Additional Shares, (iv) prohibit the Investor or its Affiliates from acquiring Company Securities issued by way of a Stock Event or which are issued to its directors, (v) prohibit the Investor or its Affiliates from selling their shares of Common Stock or (vi) prohibit the Investor or its Affiliates from complying with applicable Law.

6.2.Transfer Restrictions.  Subject to Section 6.3, the Investor shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a “Transfer”) any of the Shares or Additional Shares, except:

(a)	to the Company;
(b)	in response to a tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules promulgated under the Exchange Act by the Commission, for cash, securities or other consideration;
(c)	in connection with a Change of Control of the Company;
(d)	to comply with the terms of this Agreement; or
(e)	to an Affiliate of Investor in one or more transactions, so long as prior to or concurrent with any such Transfer such Affiliate agrees in writing to be bound by the terms of this Agreement;

provided that, for the avoidance of doubt, nothing in this Section 6.2 will restrict any Transfer of Shares or Additional Shares that may occur (or be deemed to occur) in connection with a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”).

6.3.Termination of Standstill and Transfer Restrictions.

(a)	The restrictions set forth in Section 6.1 shall terminate upon the earliest to occur of the following:

(i)(v) the merger, consolidation or other business combination or transaction to which the Company or any of its Subsidiaries is a party (other than a transaction solely between the Company and one or more of its wholly-owned Subsidiaries); (w) an acquisition by any Person or 13D Group (other than a 13D Group of which Investor or any of its Affiliates is a member) of direct or indirect beneficial ownership of voting securities (or securities convertible into or exercisable or exchangeable for such voting securities) of the Company or any of its Subsidiaries representing 50% or more of the total number of votes which may be cast in the election of members of the Company’s board of directors if all securities entitled to vote in the election of such directors are present and voted (“Total Voting Power”) or 50% or more of the total number of voting securities (or securities convertible into or exercisable or exchangeable for such voting securities) of any of the Company’s Subsidiaries; (x) a sale, lease, exchange, contribution or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or its Subsidiaries; (y) a liquidation or dissolution of the Company or (z) individuals who constitute Continuing Directors ceasing for any reason to constitute at least a majority of the Company’s board of directors (clauses (v) through (z), collectively, a “Change of Control”);

(ii)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act;

(iii)if, at any time that the Investor is entitled to appoint an Investor Designee, (A) such Investor Designee is not elected or appointed to the Company’s board of directors (or any committee thereof that the Investor Designee is eligible to be a member of pursuant to this Agreement) within five (5) Business Days after such election or appointment is required under this Agreement, (B) such Investor Designee is removed from the Company’s board of directors or any such committee (other than at the direction of the Investor) or (C) the Company otherwise breaches Section 6.7 in any material respect; or

(iv)the two (2) year anniversary of the Closing Date.

(b)	The restrictions set forth in Section 6.2 shall terminate upon the earliest to occur of the following:

(i)a Change of Control;

(ii)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act;

(iii)the termination of the Collaboration Agreement;

(iv)if, at any time that the Investor is entitled to appoint an Investor Designee, (A) such Investor Designee is not elected or appointed to the Company’s board of directors (or any committee thereof that the Investor Designee is eligible to be a member of pursuant to this Agreement) within five (5) Business Days after such election or appointment is required under this Agreement, (B) such Investor Designee is removed from the Company’s board of directors or any such committee (other than at the direction of the Investor) or (C) the Company otherwise breaches Section 6.7 in any material respect;

(v)the date on which the Investor beneficially owns less than eight percent (8%) of the Total Voting Power; or

(vi)with respect to the Shares purchased at the Closing, the earlier of (a) the second anniversary of the Closing Date or (b) the six-month anniversary of the Additional Closing Date, and, with respect to any Additional Shares, the six-month anniversary of the Additional Closing Date on which the Investor purchased such Additional Shares.

(c)

The restrictions set forth in Section 6.1 and the restrictions set forth in Section 6.2 shall terminate and shall not apply to or otherwise restrict the Investor’s or its Affiliates’ actions in respect of the Company Securities if a Significant Event has occurred (whether by way of purchase, merger, consolidation, tender offer, exchange offer or otherwise).  For purposes of this Section 6.3(c) a “Significant Event” shall mean any of the following not involving a violation of Section 6.1: (i) the public announcement of a proposal to acquire (and such proposal has not been publicly rejected by the Company’s board of directors within two Business Days from the date of such public announcement), or the acquisition, by any Person or 13D Group of beneficial ownership of voting securities of the Company or any of its Subsidiaries representing (A) 20% or more of the then outstanding Common Stock or Total Voting Power, (B) securities convertible into or exercisable or exchangeable for 20% or more of the outstanding Common Stock or Total Voting Power, (C) any options, warrants or other rights to acquire 20% or more of the outstanding Common Stock or Total Voting Power, (D) 20% or more of any securities of any Subsidiary of the Company or, (E) assets or groups of assets having a book value in excess of 20% of the total book value of the assets of the Company and its Subsidiaries, taken as a whole (each, a “Controlling Stake”); (ii) the commencement or public announcement of an intention to commence, by any Person or 13D Group, of a tender or exchange offer, to acquire voting securities of the Company which has not been publicly rejected (within two Business Days from the date of such commencement or public announcement) by the Company’s board of directors, and which, if successful, would result in such Person or 13D Group owning, when combined with any other voting securities of the Company owned by such Person or 13D Group, a Controlling Stake; (iii) the entry into by the Company, or the public announcement by the Company of a determination to explore, enter into or commence or continue any discussions relating to, any merger, consolidation, sale or other business combination transaction, or an agreement therefor, pursuant to which the outstanding shares of capital stock of the Company would be converted into cash, other consideration or securities of another Person or 13D Group or 50% or more of the then outstanding shares of capital stock of the Company would be owned by Persons other than the then current holders of shares of capital stock of the Company, which would result in all or a substantial portion of the Company’s or any of its Subsidiaries’ assets being sold to any person or 13D Group or which could otherwise lead to a Change of Control; (iv) the submission of any bona fide offer by any Third Party for a Controlling Stake or Change of Control (and the Company’s board of directors permits the Company to negotiate in respect of such Third Party offer), prompt notice of which shall be provided to the Investor (such notice not to be later than three (3) Business Days after such submission); or (v) the public announcement by the Company that it is reviewing or is engaged in a process related to its strategic alternatives.

6.4.Certain Offerings.  At any time prior to termination of the restrictions set forth in both Section 6.1 (unless such restrictions terminate pursuant to Section 6.3(a)(ii) or Section 6.3(a)(iii), in which case such rights shall continue until Section 6.1 would otherwise have been terminated) and Section 6.2 (unless such restrictions terminate pursuant to Section 6.3(b)(ii), Section 6.3(b)(iii) or Section 6.3(b)(iv) , in which case such rights shall continue until Section 6.2 would otherwise have been terminated) if the Company proposes to issue additional shares of Common Stock or any other Company Securities (collectively, the “Offered Securities”) in a (a) broadly marketed, underwritten, public offering of Offered Securities registered under the Securities Act other than a Permitted Issuance, or (b) private placement or registered offering other than a public offering described in clause (a) or a Permitted Issuance, the Company shall use its best efforts to provide the Investor the opportunity to purchase the Offered Securities (up to an amount of Offered Securities that results in beneficial ownership by the Investor and its Affiliates of the same percentage of the issued and outstanding shares of Common Stock (on a fully diluted basis) immediately after giving effect to such purchase that the Investor owned prior to such offering) on the same terms as the other investors in such offering.

6.5.Indemnification of the Investor.

(a)

Subject to the provisions of this Section 6.5, the Company shall indemnify and hold the Investor, its Affiliates and their respective directors, officers, shareholders, members, partners, employees, agents, successors, assigns and each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling Persons and its Affiliates (each, an “Investor Party”) harmless for, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, interest, awards, penalties, amounts paid in settlements, court costs and reasonable attorneys’ and consultant’s fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of, or arising out of, the Company’s breach of its representations, warranties, covenants or obligations under this Agreement (unless such Loss is solely due to the breach of the Investor’s representation set forth in Section 5.2), including, in the case of an Additional Closing, in respect of the certifications made on the Additional Closing Certificate as well as any Losses such Investor Party may suffer or incur as a result of, or arising out of, the Company’s breach of its representations, warranties, covenants or obligations under this Agreement that were made on the Closing Date as such Losses relate to the Additional Shares.  If any Action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall reasonably promptly notify the Company in writing; provided that the failure to so notify the Company shall not affect the Investor Party’s right to indemnification except to the extent the Company is materially prejudiced thereby.

(b)

In no event will the Company’s liability under this Section 6.5 exceed an aggregate of $10,000,000 in connection with any claim based on a breach of any representations and warranties contained in this Agreement; provided that, notwithstanding the foregoing, with respect to any claim based on a breach of any Company Fundamental Representations, in no event will the Company’s liability under this Section 6.5 exceed the purchase price for Shares and Additional Shares paid by the Investor.

6.6.Listing of Common Stock.  The Company hereby agrees to use its best efforts to (a) maintain the listing and trading of the Common Stock on Nasdaq, and (b) comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq.

6.7.Board Nomination Right.

(a)

Until the later of (x) the first anniversary of the Closing Date or (y) the date on which the Investor beneficially owns less than eight percent (8.0%) of the Total Voting Power (excluding any derivative securities exercisable for the Company’s capital stock which have not been exercised), (i) at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the board of directors are to be elected, or whenever such action is to be taken by written consent for such purposes, the Company agrees to nominate for election one individual designated by the Investor who shall be reasonably acceptable to the Company (an “Investor Designee”), and (ii) the Investor shall have the right to appoint the chief executive officer of the Investor as a non-voting observer to the Company’s board of directors (the “Investor Observer”).  The Investor’s initial Investor Designee under this Agreement shall be Karah Parschauer (the “Initial Designee”).  On or prior to the Closing Date, the Company shall take all actions necessary to cause the appointment to the Company’s board of directors of the Initial Designee effective as of the Closing Date, and thereafter, for so long as the Investor’s board nomination right under this Section 6.7 continues, the Company will use its best efforts to cause the election and reelection of such individual to the Company’s board of directors for so long as he or she is an Investor Designee (including recommending that the Company’s stockholders vote in favor of the election of such an individual, soliciting proxies and contesting any proxy contest and otherwise supporting him for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees); provided that if the Investor determines to designate a different individual (“Replacement Designee”) as its Investor Designee, such obligation shall instead apply to the Replacement Designee.  If the Investor Designee vacates the board of directors, the Company shall take all actions necessary to cause the appointment to its board of directors of a Replacement Designee nominated by the Investor to fill the vacancy and thereafter the Company will use its best efforts to cause the election of such an individual to the Company’s board of directors, subject to the same conditions and limitations as set forth in the foregoing sentence.  The Investor Designee shall be entitled to the same level of directors’ and officers’ indemnity insurance coverage and indemnity and exculpation protection (including under any indemnification agreement) as the other members of the Company’s board of directors.  The Company shall enter into a customary indemnification agreement for the benefit of the Investor Designee and the Investor Observer.  For so long as an Investor Designee serves on the Company’s board of directors, the Company shall maintain in place directors’ and officers’ indemnity insurance coverage in an amount deemed appropriate by the Company’s board of directors.  The Investor Designee and the Investor Observer will be required to enter into a customary non-disclosure agreement that each director of the Company is required to enter into as of the date of this Agreement, on terms and conditions reasonably acceptable to the Investor; provided that, for the avoidance of doubt, such non-disclosure agreement shall not impose any other restrictive covenants and shall not restrict the Investor Designee from disclosing information to the Investor or the Investor’s ability to use such information in connection with transactions involving or relating to the Company.

(b)

If the Investor Designee included in the slate of nominees recommended by the Company’s board of directors for election at a meeting of the stockholders of the Company is not elected to be a director at such meeting, the Company shall promptly increase the size of its board of directors and take such other action as is necessary to appoint the Investor Designee to the Company’s board of directors.

(c)

For so long as the Investor is entitled to designate at least one Investor Designee for election to the Company’s board of directors under this Agreement, each committee of the Company’s board of directors shall include the Investor Designee other than any bona fide special committee solely formed to evaluate any existing or contemplated change in control transaction (a “Special Committee”); provided, however, that if the Investor Designee is not eligible for membership on any given committee of the Company’s board of directors (other than a Special Committee) under then applicable listing and corporate governance standards of Nasdaq or any other applicable Law, then such committee shall include the Investor Designee only when so permitted by the listing and corporate governance standards of Nasdaq and any other applicable Law; provided, further, that the Company shall exercise reasonable authority under applicable Law to permit the inclusion of the Investor Designee on such committee, including by causing an increase in the number of directors on such committee.  Subject to the foregoing, the Company shall take appropriate action, effective as of the commencement of business on the first business day immediately after the Closing Date, to allow for the appointment of the Initial Designee to the committees of its board of directors.

(d)

The Investor Observer shall be entitled to attend all meetings of the Company’s board of directors and any committees thereof and to receive copies of all notices, minutes, consents, and other materials provided to the members of the Company’s board of directors (or such committees) at the same time and in the same manner as provided to the Company’s board of directors (or such committees).

(e)

Notwithstanding the foregoing clauses (c) and (d) of this Section 6.7, the Company reserves the right to withhold any information and to exclude the Investor Designee and the Investor Observer from any portion of a board or committee meeting, if (i) such information or portion of such meeting relates to (x) the Collaboration Agreement or any other agreements between the Company and the Investor, (y) any strategic discussions between the Company and the Investor or (z) any Action between the Company and the Investor or (ii) such access to a board or committee meeting, or access to such information, would, based on advice of outside counsel to the Company, adversely affect the attorney-client privilege of the Company’s board of directors; provided that such clause (ii) shall only be applicable to the Investor Designee in connection with any pending Action between the Company and the Investor.  In addition, the Investor Observer may be excluded from any meeting of the audit, nomination and compensation committees for any reason at the discretion of the respective committee.

(f)

Corporate Opportunity.  The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (a) the Investor Designee or the Investor Observer or (b) the Investor or its Affiliates (collectively, “Affiliated Persons”) and waives any claim against each Affiliated Person arising from the fact that such Affiliated Person (i) pursues or acquires any such corporate opportunity for its own account or the account of any Affiliate or other person, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Company; provided, that, in each such case, that any corporate opportunity which is expressly offered to an Affiliated Person in his or her capacity as a member of the Company’s board of directors shall belong to the Company.

6.8.Conduct of Business.

(a)

The Company covenants and agrees that, between the date of this Agreement and the Closing, except with the prior written consent of Investor, the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and the Company and each of its Subsidiaries shall use their reasonable best efforts to (A) preserve substantially intact their existing assets, (B) preserve substantially intact their business organization, (C) keep available the services of their current officers and key employees, and (D) comply in all material respects with applicable Law.

(b)

The Company covenants and agrees that, between the date of this Agreement and the six (6)-month anniversary of the Closing, except with the prior written consent of Investor, it will not, directly or indirectly, declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of any Company Securities, or establish a record date for any of the foregoing.

6.9.Post-Closing Restrictions.  The Company shall not, directly or indirectly, take any action or omit to take any action that would (i) conflict with the terms of this Agreement or otherwise effect any rights or obligations of the parties hereunder (including the Investor’s right to acquire up to the Threshold) or (ii) disproportionately affect the Investor or its Affiliates (including their voting rights), as compared to any other equityholder of the Company.

6.10.Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares and the Additional Shares as required under Regulation D and to provide a copy thereof promptly upon request of an Investor.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares and Additional Shares for, sale to the Investor at the Closing and each Additional Closing under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of such actions promptly upon request of such Investor.

6.11.Removal of Legends.  In connection with any sale or disposition of the Shares and the Additional Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser thereof acquires freely tradable shares of Common Stock and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the Transfer Agent to timely remove any restrictive legends related to the book entry account holding such Shares and Additional Shares and make a new, unlegended entry for such book entry Shares and Additional Shares sold or disposed of without restrictive legends.  Upon the earlier of such time as the Shares or Additional Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares and Additional Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. The Company shall be responsible for the fees of its Transfer Agent and all Depository Trust Company fees associated with such issuance.

6.12.Access to Information.

(a)

From the date hereof until the Closing, the Company will make reasonably available to the Investor’s representatives, consultants and their respective counsels for inspection, such information and documents as the Investor reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

(b)

Following the Closing, if at any time the Investor determines that applicable accounting requirements require consolidation or other integration of the Company’s financial information in Investor’s financial reports, the Company shall provide the Investor with such information that the Investor may reasonably request to satisfy such obligations within such timeframes as it may reasonably specify to satisfy its financial reporting timelines.  Notwithstanding anything to the contrary in this Agreement, the Company consents to the disclosure of such financial information by the Investor as reasonably necessary to comply with Investor’s accounting and disclosure requirements.  Further, if at any time the Investor or its independent auditor determines that applicable auditing standards require that the Company be included within the scope of such auditor’s audit procedures with respect to its audit of the Investor and its Affiliates, the Company shall, at the Investor’s sole expense, reasonably cooperate in a timely fashion with reasonable requests to facilitate any such audit procedures.

6.13.Use of Proceeds.  The Company agrees that the proceeds from the sale and issuance of the Shares and the Additional Shares to the Investor shall be used to fund the costs and expenses of clinical trials and for general working capital and will not be used for purposes of any cash dividend or cash distribution to any stockholder of the Company.

6.14.Additional Shares.  The Company shall, at all times prior to the Expiration Date, have authorized and reserved for issuance shares of Common Stock sufficient to issue the Additional Shares.

6.15.Further Assurances.  Each of the parties shall execute such further documents and perform such further acts (including obtaining any consents, exemptions, authorizations or other actions by, or giving notices to, or making any filings with, any Governmental Authority, if necessary) as may be reasonably requested by the other party to fully implement the intent and purpose of this Agreement.

7.	Conditions to Closing.

7.1.Investor’s Conditions to Closing.  The Investor’s obligation to complete the transactions contemplated by this Agreement, including the purchase of the Shares, is subject to fulfillment or written waiver, at or prior to the Closing (or, with respect to Investor’s obligation to complete the purchase of Additional Shares, the applicable Additional Closing), of the following conditions:

(a)

Representations, Warranties and Covenants.  (i) with respect to the Closing, (A) the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5, 4.27 and 4.30 (the “Company Fundamental Representations”) shall be true and correct in all respects, except for de minimis inaccuracies in Section 4.3 which do not result in any increase in the aggregate number of Company Securities outstanding by more than 0.25%, in the aggregate, and (B) the other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect”) in all material respects, in each case of clauses (A) and (B), as of the date hereof and as of the Closing Date (other than such representations and warranties that are expressly made as of another date, in which case as of such other date), and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing (or the applicable Additional Closing) shall have been complied with in all material respects.

(b)

Company Certificates.  The Investor shall have received from a duly authorized officer of the Company (i) a certificate, dated as of the Closing Date, certifying as to the matters set forth in Section 7.1(a) and (ii) a certificate, dated as of the Closing Date, certifying the resolutions adopted by the Company’s board of directors approving the transactions contemplated by this Agreement and certifying the current versions of the Organizational Documents.

(c)	Registration Rights Agreement. The Investor shall have received an executed counterpart of the Registration Rights Agreement from the Company.
(d)

No Governmental Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that restrains, enjoins, prohibits or makes illegal the transactions contemplated by this Agreement.

(e)

No Actions.  No Action shall have been commenced or threatened against the Company or the Investor, that challenges, seeks to restrain or seeks to materially and adversely alter the transactions contemplated by this Agreement or that could impose monetary obligations on the Investor.

(f)

Material Adverse Effect.  No Material Adverse Effect shall have occurred since the date of this Agreement and no event shall have occurred that could reasonably be expected to result in a Material Adverse Effect.

(g)	Collaboration Agreement. The Collaboration Agreement shall be in full force and effect.
(h)	Nasdaq Approval. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and, with respect to each

Additional Closing, for the listing of the Additional Shares purchased at such Additional Closing, which shall have been approved by Nasdaq.
(i)	Stop Orders. No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other Governmental Authority with respect to public trading in the Common Stock.
(j)	Opinion. The Investor shall have received a customary opinion from Dentons US LLP, counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Investor.
(k)

Consents.  Any consents, approvals, notices, authorizations, orders, clearances, declarations or filings required for the consummation of the transactions contemplated by this Agreement shall have been made and received (and any waiting periods shall have expired or terminated).

7.2.Company’s Conditions to Closing.  The Company’s obligation to complete the transactions contemplated by this Agreement, including the sale of the Shares and Additional Shares, is subject to fulfillment or written waiver, at or prior to the Closing (or, with respect to Company’s obligation to effect the sale of Additional Shares, the applicable Additional Closing), of the following conditions:

(a)

Representations, Warranties and Covenants.  (i)(A) The representations and warranties set forth in Sections 5.1, 5.2 and 5.3 (the “Investor Fundamental Representations”) shall be true and correct in all respects and (B) the other representations and warranties of the Investor contained in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality”) in all material respects, in each case of clauses (A) and (B), as of the date hereof and as of the Closing Date and, with respect to each Additional Closing, as of the applicable Additional Closing Date (other than such representations and warranties that are expressly made as of another date, in which case as of such other date) and (ii) the covenants and agreements contained in this Agreement to be complied with by the Investor on or before the Closing (or the applicable Additional Closing) shall have been complied with in all material respects.

(b)	Investor Certificate. The Company shall have received from a duly authorized officer of the Investor a certificate certifying as to the matters set forth in Section 7.2(a);
(c)	Registration Rights Agreement. The Investor shall have received an executed counterpart of the Registration Rights Agreement from the Investor.
(d)

No Governmental Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that restrains, enjoins, prohibits or makes illegal the transactions contemplated by this Agreement.

8.	Termination.

8.1.Termination.  This Agreement may only be terminated prior to the Closing:

(a)	by the mutual written consent of the Company and the Investor;
(b)

by either the Company or the Investor, upon written notice to the other after the three (3) month anniversary of the date of this Agreement (the “Termination Date”), if the Transaction shall not have been consummated by the Termination Date pursuant to Section 2; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(c)

by either the Company or the Investor in the event that any Law restraining, enjoining, prohibiting or otherwise making illegal the transactions contemplated by this Agreement shall have become final and nonappealable;

(d)

by the Company if the Investor shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 7, which breach cannot be or has not been cured prior to the Termination Date after the giving of written notice by the Company to the Investor specifying such breach; or

(e)

by the Investor if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 7, which breach cannot be or has not been cured prior to the Termination Date after the giving of written notice by the Investor to the Company specifying such breach.

8.2.Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement (except for this Section 8.2 and Section 9 (other than Section 9.14) hereof, and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for fraud or any breach of any provision of this Agreement prior to termination.

9.	Miscellaneous.

9.1.Equitable Adjustments.  In the event that, prior to the issuance of the Shares or the Additional Shares, there occurs any stock split, stock combination, dividend (whether in securities, cash, or other assets), reorganization, recapitalization, conversion, distribution, exchange, reclassification or other similar event (collectively, a “Stock Event”), (i) the amount of Shares or Additional Shares, as applicable, to be issued to the Investor pursuant to this Agreement and the Additional Share Price shall be equitably adjusted to put the Investor in the same position as it would have been had the Shares or Additional Shares, as applicable, been issued to the Investor prior to such event, and (ii) if the Common Stock is converted into or exchanged for securities, cash or other assets, all references herein to the Common Stock shall be deemed to refer to the securities or other assets (including cash) into or for which the Common Stock was converted into or exchanged for.  In the event there is any merger or reorganization involving the Company and the Company is no longer the parent entity of the Company and its Subsidiaries, then all references herein to the Company shall be deemed to refer to the parent entity of the Company and its Subsidiaries.

9.2.Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles thereof that would require the application of the Law of any other jurisdiction.  Any Action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal court located in the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of said courts in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any Action in which any such claim is made that it is not subject thereto or that such Action may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware and any federal court sitting in the State of Delaware jurisdiction over such parties and over the subject matter of any such Action and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.5 or in such other manner as may be permitted by Law, shall be valid and sufficient thereof.

9.3.Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION AMONG THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.4.No Waiver, Modifications.  It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default.  The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation.  No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

9.5.Notices.  Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (c) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.

If to the Investor:

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

Attn: Chief Business Officer

Email: Tkassberg@ultragenyx.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue
New York, NY 10022‑6069

Attention:	Robert Masella

J. Russel Denton

Email:	Robert.Masella@Shearman.com

Russ.Denton@Shearman.com

If to the Company:

Arcturus Therapeutics, Inc.

10628 Science Center Drive, Suite 250

San Diego, CA 92121

Attn: Chief Executive Officer

Email: joe@arcturusrx.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attn: Jeffrey Baumel

Email: jeffrey.baumel@dentons.com

Written confirmation of receipt (i) given by the recipient of such notice or (ii) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively.  A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.

9.6.Entire Agreement.  This Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

9.7.Interpretation and Rules of Construction.  Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

9.8.Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of a party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties.

9.9.Assignment.  Except for an assignment by the Investor of this Agreement or any rights hereunder to an Affiliate (which assignment will not relieve the Investor of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

9.10.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.11.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

9.12.Third Party Beneficiaries.  None of the provisions of this Agreement (other than Section 6.5) shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except that each Affiliate of the Investor is an express third party beneficiary entitled to enforce this agreement directly against the Company.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

9.13.No Strict Construction.  This Agreement has been prepared jointly and will not be construed against either party.  No presumption as to construction of this Agreement shall apply against either party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

9.14.Survival of Warranties.  The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for eighteen (18) months; provided, however, that the Investor Fundamental Representations and the Company Fundamental Representations shall survive indefinitely.  It is the intention of the parties to modify the statute of limitations.

9.15.Specific Performance.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.  The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at Law for which would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at Law or in equity, such damaged party will be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

9.16.Expenses.  Except as otherwise specified in this Agreement, each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ARCTURUS THERAPEUTICS HOLDINGS INC.

By: /s/ Joseph E. Payne

Name: Joseph E. Payne

Title: Chief Executive Officer

ARCTURUS THERAPEUTICS LTD.

By: /s/ Joseph E. Payne

Name: Joseph E. Payne

Title: Chief Executive Officer

ULTRAGENYX PHARMACEUTICAL INC.

By: /s/ Emil D. Kakkis

Name: Emil D. Kakkis

Title: President and Chief Executive Officer

Signature Page to Equity Purchase Agreement